Exhibit 10.6

SECOND AMENDMENT TO AGREEMENT
THIS SECOND AMENDMENT TO AGREEMENT IS MADE AND ENTERED INTO at Cleveland, Ohio this 1st day of February, 2013 by and between FOREST CITY ENTERPRISES, INC., an Ohio corporation, of Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113-2267, hereinafter referred to as “Company”, and RONALD A. RATNER of 17300 Parkland Drive, Shaker Heights, Ohio, hereinafter referred to as “Employee”.
WHEREAS, the Compensation Committee of the Company has recommended a change in base salary for the Employee to be effective as of February 1, 2013, and
WHEREAS, the Company and the Employee desire to amend the Employment Agreement dated July 20, 2005, as amended by the First Amendment to Agreement dated November 9, 2006 (collectively, the “Agreement”), as specifically stated herein:
NOW, THEREFORE, for good and valid consideration, the Company and Employee agree to amend the Agreement, effective as of February 1, 2013, as follows:
Paragraph number 3 of the Agreement shall be replaced in its entirety by the following paragraph:
“3. In consideration whereof, the Company promises and agrees to pay the Employee a base salary of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) per year, payable from time to time during each employment year.”
All other terms and conditions of the Agreement, except as modified herein, shall remain unchanged by this Second Amendment.
IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

Forest City Enterprises, Inc.

By:	/s/ DAVID J. LARUE
David J. LaRue, President

By:	/s/ GERALYN M. PRESTI
Geralyn M. Presti, Secretary

/s/ RONALD A. RATNER
Ronald A. Ratner, Employee